Exhibit 10.2

NOTES SECURITY AGREEMENT

THIS NOTES SECURITY AGREEMENT (this “Agreement”), dated as of April 2, 2007, made by each of the signatories hereto as Debtors (together with any other entity that may become a party hereto as provided herein, the “Debtors”), in favor of Wells Fargo Bank, N.A., as collateral trustee (in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

WHEREAS, Protection One Alarm Monitoring, Inc. (“POAMI”), Protection One, Inc. (“Holdings”), the Subsidiary Guarantors (as defined in the Indenture (defined below)) and Wells Fargo Bank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) have entered into an Indenture dated as of April 2, 2007 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which POAMI has authorized the issuance of its 12% Senior Secured Notes due 2011 (as such notes may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, pursuant to the Indenture, each Debtor (other than the Company) has unconditionally and irrevocably guaranteed, jointly and severally, to each holder of the Notes (the “Holders”) and to the Trustee and its successors and assigns the full and punctual payment and performance of the Guaranteed Obligations (as defined in the Indenture);

WHEREAS, pursuant to the Indenture, each Debtor is entering into this Agreement in order to grant to the Collateral Trustee for the ratable benefit of the Holders, the Collateral Trustee and the Trustee (collectively, the “Secured Parties”) a security interest in the Collateral (as defined below); and

WHEREAS, the Notes will be issued in reliance on each Debtor’s execution and delivery of this Agreement to the Collateral Trustee;

NOW, THEREFORE, in consideration of premises and mutual covenants contained in the Indenture and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with the Collateral Trustee, for the benefit of the Secured Parties, as follows:

1.             Definitions. When used herein: (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangibles, Goods, Inventory, Instrument, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Indenture; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Agent means Bear Stearns Corporate Lending Inc. in its capacity as the “Agent” under the Credit Agreement, together with any successors and permitted assigns.

Collateral shall have the meaning assigned to such term in Section 2.

Computer Hardware means, with respect to any Debtor, all of such Debtor’s rights (including rights as licensee and lessee) with respect to computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware.

Computer Software means: (i) all software programs designed for use on Computer Hardware, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (ii) any firmware associated with any of the foregoing; and (iii) any documentation for Computer Hardware, and for software and firmware described in clauses (i) and (ii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Copyright Licenses means any written agreement naming the Company or any Guarantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Credit Agreement means the Amended and Restated Credit Agreement dated as of April 26, 2006, among Holdings, POAMI, the lenders party thereto, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner, Bear Stearns and Lehman Brothers Inc., as initial joint lead arrangers and initial joint bookrunners, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., LaSalle Bank, N.A., and U.S. Bank National Association, together as co-documentation agents, and Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

Event of Default means the occurrence of any Event of Default under Section 6.01 of the Indenture.

Excluded Assets means (i) the collective reference to any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any Requirement of Law (as defined in the Credit Agreement), (B) requires a filing with or consent from any Governmental Authority (as defined in the Credit Agreement) pursuant to any Requirement of Law that has not been made or obtained, or (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder; provided, that the security interest granted hereby (A) shall attach at all times to all Proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and

(C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the condition described in clause (i) and (ii) any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Collateral” (each as defined in the Pledge Agreement).

Intangible Assets means any contract, General Intangible, Copyright License, Patent License or Trademark License.

Intellectual Property means all past, present and future: (i) trade secrets and other proprietary information; (ii) trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; (iii) copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; (iv) unpatented inventions (whether or not patentable); (v) patent applications and patents; (vi) industrial designs, industrial design applications and registered industrial designs; (vii) license agreements related to any of the foregoing and income therefrom; (viii) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; (ix) the right to sue for all past, present and future infringements of any of the foregoing; and (x) all common law and other rights throughout the world in and to all of the foregoing.

Loan Documents has the meaning ascribed thereto in the Credit Agreement.

Organizational I.D. Number means, if applicable with respect to any Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization for such Debtor.

Patent License means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use or sell any invention covered in whole or in part by the Company.

Receivable means any right to a monetary payment for goods which have been sold, leased, licensed, assigned or otherwise disposed of, or for services which have been rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

Trademark License means any agreement, whether written or oral, providing for the grant by or to any Debtor of any right to use any Trademark.

Type of Organization means, with respect to any Debtor, the legal nature (i.e., kind or type of entity) of such Debtor (e.g., such as a corporation or limited liability company).

UCC means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement, as may be amended or modified from time to time; provided that, as used in Section 7 hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2.             Grant of Security Interest.  As security for the payment of all Note Obligations, each Debtor hereby grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Collateral Trustee has and shall continue to have for the benefit of the Secured Parties, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following property of such Debtor (all being collectively referred to herein as the “Collateral”):

(a)           Accounts;

(b)           Certificated Securities;

(c)           Chattel Paper, including Electronic Chattel Paper;

(d)           Computer Hardware and Computer Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)           Commercial Tort Claims, as listed in Schedule 2(e) or in the notice to the Collateral Trustee in the form of Attachment 1 to Schedule 2(e);

(f)            Deposit Accounts;

(g)           Documents;

(h)           Financial Assets;

(i)            General Intangibles;

(j)            Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(k)           Instruments;

(l)            Intellectual Property;

(m)          Investment Property;

(n)           Letter-of-Credit Rights;

(o)           Money;

(p)           Security Entitlements;

(q)           Supporting Obligations;

(r)            Uncertificated Securities;

(s)           To the extent not included in the foregoing, all other personal property of any kind or description;

(t)            Any of the above property of such Debtor and any interest therein, of any kind or description now held by the Collateral Trustee (or a bailee therefor) or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, the Collateral Trustee (or a bailee therefor), or any agent or affiliate of the Collateral Trustee (or a bailee therefor), whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property; and

(u)           All books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

Notwithstanding any other provision of this Agreement, (a) the Collateral shall not include, and this Section 2 shall not grant any security interest in, any property or asset to the extent that, and for so long as, it constitutes an Excluded Asset and (b) in the event that Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the Commission of separate financial statements of any Subsidiary Guarantor due to such subsidiary’s Capital Stock being pledged as Collateral for the Notes, such Capital Stock shall be automatically deemed to not be part of the Collateral (but only to the extent necessary to not be subject to such requirements), it being understood that, upon any change to the assets of the Debtors or such Subsidiary Guarantor, or any change in such rules that results in such separate financial statements not being required to be filed, such Capital Stock (or any portion thereof) shall be included as part of the Collateral, to the extent such inclusion would not trigger such reporting requirement..

Each Debtor agrees to make all filings necessary, in a form reasonably acceptable to the Collateral Trustee, and to take further action that the Collateral Trustee may reasonably request in order to perfect and continue the perfection of the security interests granted under this agreement.

3.             Warranties.  Each Debtor, jointly and severally, warrants that:  (a) no financing statement other than any which is on file except as may have been filed on behalf of the Collateral Trustee or in connection with Permitted Liens, or other instrument similar in effect, covering all or any part of the Collateral is on file in any public office; (b) such Debtor owns each item of the Collateral granted by it hereunder, free of all Liens whatsoever, other than the security interest hereunder and Permitted Liens,; (c) on the date hereof, such Debtor’s chief executive office and principal place of business are as set forth on Schedule I hereto and, except as set forth on Schedule I, such Debtor has not maintained its chief executive office and principal place of business at any other location at any time during the five years prior to the date of this

Agreement, and each other location where such Debtor maintains a place of business is also set forth on Schedule I hereto; (d) on the date hereof, such Debtor is the Type of Organization stated on Schedule II hereto and is duly organized, validly existing and in good standing under the laws of the state set forth on Schedule II hereto; (e) except as set forth on Schedule III hereto, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (f) on the date hereof, such Debtor’s true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, state of organization or incorporation, organizational identification number as designated by the state of its incorporation or organization, are as set forth on Schedule II hereto and, except as set forth on Schedule III hereto, during the five years preceding the date hereof, such Debtor has not been known by any different legal name and nor has such Debtor been the subject of any merger or other corporate or partnership reorganization as applicable; (g) Schedule IV hereto contains a complete listing of all of such Debtor’s material Intellectual Property which is subject to registration statutes on the date hereof; (h) Schedule V hereto contains a complete listing as of the date hereof of all of each Debtor’s Instruments, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents, to the extent each has an individual value in excess of $50,000, and, solely to the extent such involve claims in excess of $100,000 individually in damages, Commercial Tort Claims; (i) on the date hereof, all Inventory and the Equipment in excess of $50,000 (other than mobile goods and equipment out for repair) are kept at the locations listed on Schedule VI (j) all information with respect to the Collateral and the Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Trustee is and will be true and correct in all material respects as of the date furnished; (k) as of the date hereof such Debtor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization; (l) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor’s powers as a corporation, limited liability company or limited partnership, as applicable, have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the organizational documents of such Debtor or of any agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (m) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (n) such Debtor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to have a material adverse effect on such Debtor’s ability to perform its obligations arising hereunder.

Each Debtor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.  In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Debtor shall (i) take such actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

4.             Collections, etc.  Until such time as the Collateral Trustee shall notify any Debtor of the revocation of such power and authority as set forth below, such Debtor may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral. Until such time during the existence of an Event of Default as the Collateral Trustee shall notify any Debtor of the revocation of such power and authority, such Debtor: (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use in the ordinary course of its business (but subject to the terms of the Indenture), the cash proceeds of the Collateral and other money which constitutes the Collateral; and (b) will, at its own expense, use its best reasonable efforts to collect, as and when due, all amounts due under any of the Collateral, including the taking of such action with respect to such collection as the Collateral Trustee may request or, in the absence of such request, as such Debtor may deem advisable in accordance with good business practices.  The Collateral Trustee, however, may, at any time that an Event of Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Note Obligations, subject to the provisions set forth in the Intercreditor Agreement, notify an Account Debtor or other Person obligated on the Collateral to make payment or otherwise render performance to or for the benefit of the Collateral Trustee (or a bailee therefor) and enforce, by suit or otherwise, the obligations of an Account Debtor or other Person obligated on the Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on the Collateral to make payment or otherwise render performance to the Debtor, and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with the exercise of such rights and remedies, the Collateral Trustee may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Subject to the provisions of the Intercreditor Agreement, upon the request of the Collateral Trustee during the existence of an Event of Default, each Debtor will, at its own expense, immediately notify any or all parties obligated on any of the Collateral to make payment to the Collateral Trustee of any amounts due or to become due thereunder.

Subject to the provisions of the Intercreditor Agreement, upon request by the Collateral Trustee during the existence and continuation of an Event of Default, each Debtor will forthwith upon receipt, transmit and deliver to the Collateral Trustee, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Trustee) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the

Collateral. Except as the Collateral Trustee may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and for the Collateral Trustee until delivery is made to the Collateral Trustee. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Trustee pursuant to the foregoing sentence.

The Collateral Trustee (or any designee of the Collateral Trustee or any bailee of the Collateral Trustee) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Trustee, representing any payment on or other Proceeds of any of the Collateral.

Subject to the provisions of the Intercreditor Agreement, the Collateral Trustee agrees that it will not exercise any rights under this Section 4 unless an Event of Default has occurred and is continuing.

5.             Certificates, Schedules and Reports. Each Debtor will from time to time, as the Collateral Trustee may reasonably request, deliver to the Collateral Trustee (or a bailee therefor) such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Trustee may reasonably request. Any such schedule, certificate or report shall be executed by an authorized officer of such Debtor and shall be in such form and detail as the Collateral Trustee may reasonably specify.

6.             Agreements of the Debtors. Each Debtor: (a) hereby irrevocably authorizes the Collateral Trustee at any time, and from time to time, to file in any jurisdiction, any initial financing statements and amendments thereto that:  (i) indicate the Collateral as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Debtor is an organization, the Type of Organization, the Organization ID Number or Federal Employer Identification Number issued to such Debtor and (y) in the case of a financing statement filed as a fixture filing or indicating the Collateral to be extracted collateral, a sufficient description of real property to which the Collateral relates; (b) except upon 15 days’ prior written notice to the Collateral Trustee shall keep all its Inventory at, and will not maintain any place of business at, any location other than its address(es) shown on Schedule I hereto (or any amendment thereto); (c) shall keep its records concerning the Collateral in such a manner as will enable the Collateral Trustee or its designees to readily determine at any time the status of the Collateral; (d) furnish the Collateral Trustee such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Trustee may from time to time reasonably request; (e) shall permit the Collateral Trustee and its designees, in accordance with the provisions of the Indenture, to inspect such Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and shall, upon prior request of the Collateral Trustee during the existence and continuation of an Event of Default, subject to the provisions set forth in the Intercreditor Agreement, immediately deliver to the

Collateral Trustee all of such records and papers; (f) shall, if requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement), stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form reasonably satisfactory to the Collateral Trustee, of the security interest of the Collateral Trustee hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business or as permitted under this Agreement or the Credit Agreement, sales of Equipment valued in excess of $50,000 which is no longer used or useful in its business or which is being replaced by similar Equipment or any other sale of the Collateral permitted under the Indenture, shall not sell, lease, assign, create or permit to exist any Lien on any Collateral, other than Permitted Liens; (h) shall take such actions as are necessary to keep its Goods in good repair and condition (ordinary wear and tear and casualty excepted); (i) shall take all such actions as are necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (j) shall, except to the extent otherwise permitted under the Indenture, promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods except as could not reasonably be expected to cause a material adverse effect; (k) shall promptly notify the Collateral Trustee in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper with an individual value in excess of $50,000 not listed on the Schedules hereto and, if requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement), shall promptly execute such other documents, and do such other acts or things deemed appropriate by the Collateral Trustee to deliver to the Collateral Trustee (or a bailee therefor) control with respect to such Collateral; (l) shall promptly notify the Collateral Trustee in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments each valued in excess of $50,000 and, if requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement) and subject to the terms of the Intercreditor Agreement, shall promptly execute such other documents, and do such other acts or things necessary to deliver to the Collateral Trustee (or a bailee therefor) possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Collateral Trustee (or a bailee therefor); (m) shall promptly notify the Collateral Trustee in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party valued in excess of $100,000, and, if requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement), shall promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Collateral Trustee, to give the Collateral Trustee a security interest in such Commercial Tort Claim; (n) shall execute and deliver to the Collateral Trustee (or a bailee therefor) such documents and take other action as reasonably requested by the Collateral Trustee to insure the attachment, perfection and second priority (or, after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), first priority) of, and the ability of the Collateral Trustee to enforce, free and clear of all Liens and claims and rights of third parties whatsoever (except Permitted Liens), the security interests in any and all of the Collateral including, without limitation, (i) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral

Trustee to enforce, the security interests in such Collateral, (ii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person obligated on the Collateral and (iii) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (o) shall not change its state of incorporation or organization or Type of Organization and will not change its legal name without providing the Collateral Trustee with at least 15 days’ prior written notice; and (p) shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral except where the failure to do so could not be reasonably expected to have a material adverse effect, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Debtor and such proceedings could not reasonably expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

In addition, each Debtor shall maintain, and cause each of its Subsidiaries to maintain, insurance covering its properties and assets against loss or damage by fire and against such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable insurers, including self-insurance to the extent customary. If requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement), each Debtor shall deliver to the Collateral Trustee (x) on the Closing Date and annually thereafter an original certificate of insurance signed by such Debtor’s independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Collateral Documents, and (y) from time to time upon the prior request of the Collateral Trustee a summary schedule indicating all insurance then in force with respect to such Debtor. Each Debtor shall deliver to the Collateral Trustee copies of such policies of insurance containing special endorsements (to the extent provided to the Agent in the cases of clauses (iii), (iv), (v), (vi), (viii) and (ix)), which shall (i) specify the Collateral Trustee as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Debtor and not that of the Collateral Trustee and (ii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) after receipt by the Collateral Trustee of written notice of such cancellation or change. The Company shall notify the Collateral Trustee of receipt of (i) any written notice from the Agent of an “Event of Default” under any of the Loan Documents or a written notice of demand for payment given to any Debtor, and (ii) any written notice sent by the Agent to any Debtor stating such party’s intention to exercise any material enforcement rights or remedies against such Debtor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith.

Any reasonable expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the Debtors. Whenever an Event of Default shall be existing, subject to the provisions set forth in the Intercreditor Agreement, the Collateral Trustee shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall, if requested by the Agent to take similar action in respect of First Lien Obligations (as defined in the Intercreditor Agreement), do any and all lawful acts and execute any and all proper documents required by the Collateral Trustee in aid of such enforcement, and such Debtor shall promptly, upon written demand, reimburse and indemnify the Collateral Trustee for all reasonable out-of-pocket expenses incurred by the Collateral Trustee in the exercise of its rights under this Section 6. Notwithstanding the foregoing, subject to Section 10 hereof, the Collateral Trustee shall have no obligation or liability regarding the Collateral by reason of, or arising out of, this Agreement.

7.             Default and Remedies upon an Event of Default.

(a)           If an Event of Default shall have occurred and be continuing, the Collateral Trustee may, subject to the provisions set forth in the Intercreditor Agreement, exercise (or cause its sub-agents to exercise) any or all of the remedies available to it under this Agreement.

(b)           Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Trustee may, subject to the provisions set forth in the Intercreditor Agreement, exercise, on behalf of the Secured Parties, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Trustee may, subject to the provisions set forth in the Intercreditor Agreement, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Any required notice of any such sale or other disposition shall be given to the relevant Debtors as required in Section 10 hereof.

8.             Application of Proceeds.

  At such intervals as may be agreed upon by the Company and the Collateral Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Trustee’s election, the Collateral Trustee shall apply all or any part of Proceeds constituting the Collateral, whether or not held in any Collateral Account, in payment of the Note Obligations in the order of application provided for in accordance with the provisions of the Indenture, subject to the Intercreditor Agreement.

9.             Authority to Administer Collateral.  Subject to the terms of the Intercreditor Agreement, each Debtor irrevocably appoints the Collateral Trustee its true and lawful attorney with full power of substitution, in the name of such Debtor, for the sole use and benefit of the Secured Parties, but at Debtors’ expense, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, subject to the provisions set forth in the Intercreditor Agreement, all or any of the following powers with respect to all or any of such Debtor’s Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)           to sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if the Collateral Trustee were the absolute owner thereof, and

(d)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Trustee will give the relevant Debtor ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made, and such Debtor hereby agrees that such notice shall be deemed reasonable.

10.           Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Trustee will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Trustee in good faith or by reason of any act or omission by the Collateral Trustee, except to the extent that such liability arises from the Collateral Trustee’s gross negligence or willful misconduct.

To the extent that applicable law imposes duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Collateral Trustee: (a) to fail to incur expenses deemed significant by the Collateral Trustee to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Debtor, for expressions of interest in acquiring all or any portion of Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Collateral Trustee against risks of loss, collection or disposition of Collateral, or to provide to the Collateral Trustee a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Trustee in the collection or disposition of any of Collateral. Each Debtor acknowledges that the purpose of this Section 10 is to provide non-exhaustive indications of what actions or omissions by the Collateral Trustee would not be commercially unreasonable in the Collateral Trustee’s exercise of remedies against Collateral and that other actions or omissions by the Collateral Trustee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10. Without limitation upon the foregoing, nothing contained in this Section 10 shall be construed to grant any right to any Debtor or to impose any duties on the Collateral Trustee that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 10.

11.           General.

(a)           All notices, requests, demands, directions and other communications (as used in this Section 11, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth under their respective names on Schedule I hereof (for the Debtors), at the address set forth in the Indenture (for the Collateral Trustee) or in accordance with any subsequent unrevoked written direction from any party to the others delivered pursuant to the requirements of this Section 11(a). All notices shall, except as otherwise expressly herein provided, be effective: (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephonic notice, when telephoned, provided however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next Business Day by letter or facsimile, (d) if given by mail, four days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered; provided, that any notices to the Collateral Trustee shall not be effective until received.

(b)           Each of the Debtors agrees to pay all reasonable out-of-pocket expenses, including reasonable attorney’s fees and charges (but not including time charges of attorneys who are employees of the Collateral Trustee) paid or incurred by the Collateral Trustee in endeavoring to collect the Note Obligations of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Note Obligations.

(c)           No delay on the part of the Collateral Trustee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Trustee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

(d)           This Agreement shall remain in full force and effect until all Note Obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full. If at any time all or any part of any payment theretofor applied by the Collateral Trustee to any of the Note Obligations is or must be rescinded or returned by the Secured Parties for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Note Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Trustee, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Note Obligations, all as though such application by the Collateral Trustee had not been made.

(e)           This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)            The rights and privileges of the Collateral Trustee hereunder shall inure to the benefit of its successors and permitted assigns.

(g)           This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to the Indenture shall become a Debtor for all purposes of this Agreement upon execution and delivery to the Collateral Trustee by such Subsidiary of a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such Subsidiary will become a party to, and will be bound by all the terms of, this Agreement.

(h)           ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (“RELATED PROCEEDINGS”) MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK (COLLECTIVELY, THE “SPECIFIED COURTS”), AND EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY

MAIL (TO THE EXTENT ALLOWED UNDER ANY APPLICABLE STATUTE OR RULE OF COURT) TO SUCH PARTY’S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i)            Each Debtor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Collateral Documents, the Indenture and the Notes;

(b)                                 neither the Collateral Trustee nor any Secured Party has any fiduciary relationship with or duty to any Debtor arising out of or in connection with this Agreement, the other Collateral Documents, the Indenture or Notes, and the relationship between the Debtors, on the one hand, and the Collateral Trustee and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

(j)            This Agreement, the other Collateral Documents, the Indenture and the Notes represent the agreement of the Debtors, the Collateral Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Indenture or in the Notes.

(k)           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Indenture and the Intercreditor Agreement.

(l)            If either (i) the Notes Guarantee is released as to any Debtor pursuant to the Indenture or (ii) at such time as the Note Obligations (other than contingent indemnification obligations) have been paid in full, the Collateral of such Debtor shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of such Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party (other than as set forth in the Indenture), and all rights to such Collateral shall revert to such Debtor, and the Collateral Trustee, at the request and sole expense of such Debtor, shall execute and deliver to such Debtor all releases or other documents reasonably requested by such Debtor or its designee for the release of the Liens created hereby on such Collateral.

(m)          In connection with its appointment and acting hereunder, the Collateral Trustee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to the Collateral Trustee under the Indenture. All such indemnities shall survive the termination of this Agreement or the Indenture, and the resignation or removal of the Collateral Trustee.

(n)           Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTORS:

PROTECTION ONE, INC. a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE ALARM MONITORING, INC.
a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

NETWORK MULTIFAMILY SECURITY CORPORATION
a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

SECURITY MONITORING SERVICES, INC. a Florida corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE ALARM MONITORING OF MASS, INC.
a Massachusetts corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE SYSTEMS, INC. a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

Remainder of page intentionally left blank

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INTEGRATED ALARM SERVICES GROUP, INC., a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

INTEGRATED ALARM SERVICES, INC., a Delaware Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

AMERICAN HOME SECURITY, INC., a Nevada Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

Remainder of page intentionally left blank

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CRITICOM INTERNATIONAL CORPORATION, a New Jersey Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

MONITAL SIGNAL CORPORATION, a New Jersey Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

EVEREST VIDEO SYSTEMS, L.L.C., a Delaware Limited Liability Company

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

NATIONAL ALARM COMPUTER CENTER INC., a Delaware Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

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WELLS FARGO BANK, N.A., as Collateral Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

Signature Page to Notes Security Agreement

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